EXHIBIT 99.1

For Immediate Release

PriceSmart Announces First Quarter Results and December Sales

SAN DIEGO, CA (January 14, 2004)—PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the first quarter of fiscal year 2004 ended November 30, 2003, and December 2003 sales results.

For the first quarter, total revenues declined 10.2% to $148.0 million from $164.9 million in the first quarter of fiscal year 2003. Net warehouse club sales decreased 9.1% to $143.7 million in the current quarter from $158.0 million in the first quarter of fiscal year 2003. Excluding $4.8 million in wholesale telephone card sales (which began in September 2002 and were discontinued in May 2003), net warehouse sales decreased 6.2% from the comparable period sales of $153.2 million in fiscal 2003. Management believes net warehouse sales excluding wholesale telephone card sales provides a better measure of ongoing operations and a more meaningful comparison of past and present operating results than total warehouse sales because wholesale phone card sales were only for a limited time, were discontinued in May 2003, and fell outside of the Company’s core business of operating international membership warehouse clubs. The Company had an operating loss of $4.2 million in the quarter compared to an operating profit of $4.8 million last year. First quarter net income (loss) available to common shareholders was a loss of $7.0 million or ($0.99) per diluted share compared to income of $1.0 million or $0.15 per diluted share.

The Company had 26 warehouse clubs in operation at the end of the first quarter (excluding 3 unconsolidated warehouse clubs in Mexico that are owned through a 50/50 joint venture). In the comparable period a year ago, the Company had 27 warehouse clubs in operation (excluding 2 unconsolidated warehouse clubs in Mexico). During the quarter, the Company announced the planned closure of its warehouse club in Guam which was completed on December 24, 2003. The opening of a new warehouse club in the Philippines is planned for early April 2004.

Commenting on the results for the quarter, Robert Price, Chairman and Interim Chief Executive Officer, said, “We continue to work diligently to redirect the Company back to the basics of the club business. I am encouraged by overall sales growth in our Caribbean warehouse club locations, particularly in Trinidad. We have further work to do in the Philippines and in many of our Latin American warehouse clubs where the financial results were also negatively impacted by currency devaluation in the Dominican Republic.”

Additionally, the Company announced that for the month of December 2003, net sales decreased 12.3% to $72.5 million from $82.7 million a year earlier. For the four months ended December 31, 2003, net sales decreased 10.9% to $216.7 million from $243.3 million last year. Excluding discontinued Philippine telephone card sales of $4.9 million in the four months of last year, net sales decreased 9.1% in the current four month period.

For the four weeks ended December 28, 2003, comparable warehouse sales for warehouse clubs open at least 12 full months decreased 9.5% compared to the same four week period last year. Excluding prior year Philippine telephone card sales, comparable warehouse sales decreased 9.4%. For the seventeen weeks ended December 28, 2003, comparable warehouse sales for stores open at least 12 full months decreased 9.9% and decreased 8.7% excluding Philippine telephone card sales.

Conference Call

Management will provide additional details about the first quarter and will answer questions sent in advance, during an audio presentation that will be available beginning at 8:00 a.m. ET on Thursday,

PriceSmart, Inc. News Release (Continued) January 14, 2004	Page 2

January 22, 2004. Questions for management should be e-mailed to ehernandez@pricesmart.com or faxed to 858-581-7700 by Monday, January 19, 2004 at 5:00 p.m. ET. Interested parties may listen to the presentation by visiting the Investor Relations section of the Company’s web site at www.pricesmart.com or by dialing 888-286-8010 (617-801-6888 for international callers) and entering the code 94347210 from 8:00 a.m. ET on Thursday, January 22, 2004 until 5:00 p.m. ET on Friday, January 30, 2004.

About PriceSmart

PriceSmart, headquartered in San Diego, is a volume-driven, membership merchandise and services provider, delivering quality, value and low prices to the rapidly emerging consumer class in Latin America, the Caribbean and Asia. PriceSmart now operates 25 warehouse clubs in 12 countries and one U.S. territory (four in Panama; three each in Costa Rica, and the Philippines; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands). PriceSmart also licenses 13 warehouses in China and one in Saipan, Micronesia and has an additional 3 warehouse clubs in Mexico as part of a 50/50 joint venture with Grupo Gigante, S.A. de C.V.

This press release may contain forward-looking statements that are subject to risks and uncertainties that might cause actual results to differ materially from those foreseen. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to: recent legal actions filed against us could adversely affect our future results of operations and financial position; we had a substantial loss in fiscal 2003 and the first quarter of fiscal 2004 and may continue to incur losses in future periods; we may not have adequate cash to meet operating and capital needs in future periods; we expect to incur substantial legal and other professional service costs; our financial performance is dependent on international operations; any failure by us to manage our growth could adversely affect our business; we face significant competition; we may encounter difficulties in the shipment of goods to our warehouses; the success of our business requires effective assistance from local business people with whom we have established strategic relationships; we are exposed to weather and other risks associated with our operations in Latin America, the Caribbean and Asia; declines in the economies of the countries in which we operate our warehouse stores would harm our business; substantial control of the Company’s voting stock by a few of the Company’s stockholders may make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm our business; we face the risk of exposure to product liability claims, a product recall and adverse publicity; we are subject to volatility in foreign currency exchange; and a determination that the Company’s goodwill and intangible assets have been impaired as a result of a test under Statement of Financial Accounting Standards (“SFAS”) No. 142 could adversely affect the Company’s future results of operations and financial position; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-K filed pursuant to the Securities Exchange Act of 1934 on December 16, 2003. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. Certain prior period amounts have been reclassified to conform to current period presentation.

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For further information, please contact Robert E. Price, Chairman of the Board and Interim President & Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 581-7727.

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PriceSmart, Inc. News Release (Continued) January 14, 2004	Page 4

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended November 30,
	2003	2002
Revenues:
Sales:
Net warehouse	$143,741	$158,040
Export	505	2,576
Membership income	2,113	2,146
Other income	1,600	2,116

Total revenues	147,959	164,878

Operating expenses:
Cost of goods sold:
Net warehouse	125,623	133,820
Export	514	2,443
Selling, general and administrative:
Warehouse operations	20,576	18,896
General and administrative	5,166	4,388
Preopening expenses	10	576
Closure costs	220	—

Total operating expenses	152,109	160,123

Operating income (loss)	(4,150)	4,755

Other income (expense):
Interest income	636	705
Interest expense	(2,696)	(2,500)
Other income (expense)	(91)	10
Equity in loss of unconsolidated affiliate	(404)	(765)
Minority interest	512	(4)

Total other expense	(2,043)	(2,554)

Income (loss) before provision (benefit) for income taxes	(6,193)	2,201
Provision (benefit) for income taxes	(52)	763

Net income (loss)	(6,141)	1,438
Preferred dividends	840	400

Net income (loss) available to common stockholders	$(6,981)	$1,038

Earnings (loss) per share – common stockholders:
Basic	$(0.99)	$0.15
Fully diluted	$(0.99)	$0.15
Shares used in per share computation:
Basic	7,079	6,846
Fully diluted	7,079	6,970

PriceSmart, Inc. News Release (Continued) January 14, 2004	Page 5

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	November 30, 2003	August 31, 2003
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$18,869	$17,722
Receivables, net of allowance for doubtful accounts of $772 and $698, respectively	5,466	5,970
Receivables from unconsolidated affiliate	1,169	1,086
Merchandise inventories	74,126	73,668
Prepaid expenses and other current assets	6,677	8,004
Income tax receivable	1,648	1,331

Total current assets	107,955	107,781
Restricted cash	32,139	32,129
Property and equipment, net	184,764	186,027
Goodwill, net	23,071	23,071
Deferred tax assets	16,760	16,502
Other assets	8,432	8,579
Investment in unconsolidated affiliate	16,591	16,996

TOTAL ASSETS	$389,712	$391,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$25,652	$20,086
Accounts payable	67,688	68,504
Accrued salaries and benefits	4,145	3,556
Deferred membership income	4,185	4,080
Other accrued expenses	10,390	9,142
Long-term debt, current portion	13,862	14,426

Total current liabilities	125,922	119,794
Deferred rent	957	968
Accrued closure costs	3,082	3,128
Long-term debt, net of current portion	95,519	99,616

Total liabilities	225,480	223,506
Minority interest	7,647	8,160
Commitment and contingencies	—	—

STOCKHOLDERS’ EQUITY:
Preferred stock, $.0001 par value (stated at cost), 2,000,000 shares authorized;
Series A convertible preferred stock– 20,000 shares designated, 20,000 shares issued and outstanding (liquidation preference of $20,667 and $20,267, respectively)	19,914	19,914
Series B convertible preferred stock– 30,000 shares designated, 22,000 shares issued and outstanding (liquidation preference of $22,694 and $22,254, respectively)	21,975	21,983
Common stock, $.0001 par value, 15,000,000 shares authorized; 7,775,655 and 7,285,563 shares issued, respectively	1	1
Additional paid-in capital	169,106	164,120
Tax benefit from exercise of stock options	3,379	3,379
Notes receivable from stockholders	(467)	(685)
Deferred compensation	(1,260)	(1,314)
Accumulated other comprehensive loss	(15,125)	(14,022)
Accumulated deficit	(31,541)	(24,560)
Less: treasury stock at cost; 413,650 shares	(9,397)	(9,397)

Total stockholders’ equity	156,585	159,419

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$389,712	$391,085